UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2005

VIRAGE LOGIC CORPORATION

(Exact name of registrant as specified in its charter)

000-31089
( Commission File Number )

Delaware (State or other jurisdiction of incorporation)	77-0416232 (I.R.S. Employer Identification No.)

47100 Bayside Parkway
Fremont, California 94538
(Address of principal executive offices, with zip code)

(510) 360-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.

     On March 19, 2005, the Board of Directors of Virage Logic Corporation (“Virage Logic” or the “Company”) approved a new compensation program for the Chairman of the Board of Directors of Virage Logic, J. Daniel McCranie. Adoption of the new compensation program was the result of the expected expiration of and a corresponding review of Mr. McCranie’s compensation by the Compensation Committee of the Virage Logic Board of Directors.

     Under the new compensation program, Mr. McCranie shall be entitled to receive cash compensation for his service as Chairman of the Board of Directors equal to $37,500 per quarter for the period beginning July 1, 2005 and ending June 30, 2006. Additionally, Mr. McCranie was granted an option to purchase 60,000 shares of Common Stock, such option to vest at a rate of 5,000 shares per month beginning on August 1, 2005, for so long as Mr. McCranie continues to serve as Chairman of the Virage Logic Board of Directors or otherwise provide services to the Company.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRAGE LOGIC CORPORATION
Date: March 24, 2005	By:	/s/ Michael E. Seifert
Michael E. Seifert
Vice President, Finance and Chief Financial Officer